Exhibit 99.1

Analog Devices Reports Second Quarter Revenue Above the High-End of Guidance Led by Double-Digit YoY B2B Growth, and Record Operating and Free Cash Flow

ADI Guides B2B to Double-digit Year-over-Year Revenue Increase in Third Quarter

NORWOOD, Mass.--(BUSINESS WIRE)--May 30, 2018--Analog Devices, Inc. (Nasdaq: ADI), today announced financial results for its second fiscal quarter, which ended May 5, 2018.

“Our focused R&D investments, targeted at the most attractive markets, combined with strong business conditions this quarter drove revenue above the high-end of our guidance range,” said Vincent Roche, President and CEO. “Revenue from our B2B markets increased double digits year-over-year led by our industrial and communications sectors.”

“Looking ahead to the third quarter of fiscal 2018, we see continued strength and are expecting revenue to be in the range of $1.47 billion to $1.55 billion, and for our B2B markets to deliver double-digit year-over-year growth once again.”

“Our unparalleled high-performance analog portfolio uniquely positions us to take advantage of the ever-expanding opportunities at the intersection of the digital and physical worlds to drive sustainable, profitable growth long into the future.”

ADI also announced that the Board of Directors has declared a quarterly cash dividend of $0.48 per outstanding share of common stock. The dividend will be paid on June 19, 2018 to all shareholders of record at the close of business on June 8, 2018.

Supplemental schedules relating to our second quarter fiscal 2018 financial results are also available on our investor site at investor.analog.com.

Results for the Second Quarter of Fiscal Year 2018

  Revenue totaled $1.513 billion, approximately flat sequentially and up 32% year-over-year on a GAAP basis and up 25% year-over-year on a non-GAAP basis
  GAAP gross margin of 68.3% of revenue; Non-GAAP gross margin of 71.3% of revenue
  GAAP operating margin of 30.7% of revenue; Non-GAAP operating margin of 42.1% of revenue
  GAAP diluted EPS of $1.01; Non-GAAP diluted EPS of $1.45

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal 2018, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Third Quarter of Fiscal Year 2018
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.47B to $1.55B	-	$1.47B to $1.55B
Gross Margin	Up 1450bp to 1550bp year-over-year	$44 million (1)	Up 50bp to 150bp year-over-year
Operating Expenses	Flat to down $10 million year-over-year	$125 million (2)	Flat to up $10 million year-over-year
Operating Margin	~30% to ~32%	$169 million (1), (2)	~41% to ~43%
Interest & Other Expense	~$58 million	-	~$58 million
Tax Rate	~5% to ~7%	$8 million to $12 million (3)	~5% to ~7%
Earnings per Share*	$0.96 to $1.10	$0.42 (4)	$1.38 to $1.52

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Excludes $44 million of costs comprised of the following:

  $35 million of recurring amortization of purchased intangible assets
  $8 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(2) Excludes $125 million of costs comprised of the following:

  $107 million of recurring amortization of purchased intangible assets
  $8 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $10 million of transaction and integration related costs associated with ADI’s acquisition of Linear Technology

(3) Excludes the tax effects of the reconciling adjustments noted in the two footnotes above.

(4) Includes $0.42, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.42)
  acquisition-related transaction costs ($0.03)
  the effect on income tax of the prior items (-$0.03)

Conference Call Scheduled for Today, Wednesday, May 30, 2018 at 10:00 am ET
ADI will host a conference call to discuss second quarter fiscal 2018 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 9397139, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provide the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is included in our non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenues: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expense: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP provision for income taxes and non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In the second quarter of fiscal 2018 the Company recorded a $3.8 million tax benefit related to the release of a tax reserve for an expired tax year. In the first quarter of fiscal 2018, in relation to the provisional impact of the Tax Cuts and Jobs Act of 2017, the Company recorded a provisional discrete tax charge of $687 million related to the mandatory deemed repatriation tax on foreign earnings and recorded a provisional discrete tax benefit of $640 million from remeasuring its US tax liabilities at the lower 21% statutory tax rate. In the second quarter of 2017, the Company also recorded a $16.5 million discrete tax item related to the release of a state tax credit valuation allowance resulting from the Company’s acquisition of Linear Technology. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (Nasdaq: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected market share gains, operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in our estimates of our expected tax rate based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, Second Quarter, Fiscal 2018

Schedule A Revenue and Earnings Summary (Unaudited) (In thousands, except per-share amounts)

	Three Months Ended
	2Q 18	1Q 18	2Q 17
	May 5, 2018	Feb. 3, 2018	Apr. 29, 2017
Revenue	$1,513,053	$1,518,624	$1,147,982
Year-to-year change	31.8%	54.3%	47.4%
Quarter-to-quarter change	(0.4)%	(1.5)%	16.6%
Cost of sales (1)	479,241	483,434	507,539
Gross margin	1,033,812	1,035,190	640,443
Gross margin percentage	68.3%	68.2%	55.8%
Year-to-year change (basis points)	1,250	230	(980)
Quarter-to-quarter change (basis points)	10	290	(1,010)
Operating expenses:
R&D (1)	289,472	288,597	235,232
Selling, marketing and G&A (1)	172,146	176,908	190,686
Amortization of intangibles	107,129	107,019	68,690
Special charges	1,089	57,318	—
Total operating expenses	569,836	629,842	494,608
Total operating expenses percentage	37.7%	41.5%	43.1%
Year-to-year change (basis points)	(540)	270	410
Quarter-to-quarter change (basis points)	(380)	530	430
Operating income	463,976	405,348	145,835
Operating income percentage	30.7%	26.7%	12.7%
Year-to-year change (basis points)	1,800	(30)	(1,390)
Quarter-to-quarter change (basis points)	400	(240)	(1,430)
Other expense	62,429	66,494	59,121
Income before income tax	401,547	338,854	86,714
Provision (benefit) for income taxes	21,716	70,682	(6,850)
Tax rate percentage	5.4%	20.9%	(7.9)%
Net income (2)	$379,831	$268,172	$93,564

Shares used for EPS - basic	370,384	369,093	341,316
Shares used for EPS - diluted	374,778	374,189	345,654

Earnings per common share - basic	$1.02	$0.72	$0.27
Earnings per common share - diluted	$1.01	$0.71	$0.27

Dividends paid per share	$0.48	$0.45	$0.45

(1) Includes stock-based compensation expense as follows:
Cost of sales	$3,820	$4,221	$2,566
R&D	$22,018	$19,728	$11,910
Selling, marketing and G&A	$13,076	$13,953	$8,010
(2)	Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $378,299 and $266,929 for the three months ended May 5, 2018 and February 3, 2018, respectively. There was no net income allocated to participating securities in the three months ended April 29, 2017.

Analog Devices, Second Quarter, Fiscal 2018

Schedule B Selected Balance Sheet Information (Unaudited) (In thousands)

	2Q 18	1Q 18	2Q 17
	May 5, 2018	Feb. 3, 2018	Apr. 29, 2017
Cash & short-term investments	$806,517	$827,550	$6,188,372
Accounts receivable, net	759,557	709,761	630,353
Inventories (1)	551,220	559,720	647,858
Other current assets	70,980	80,715	68,884
Total current assets	2,188,274	2,177,746	7,535,467
PP&E, net	1,114,579	1,115,417	1,089,319
Investments	64,361	65,093	55,815
Goodwill	12,258,185	12,224,141	12,269,501
Intangible assets, net	5,066,191	5,182,355	5,587,862
Other	84,864	88,563	84,719
Total assets	$20,776,454	$20,853,315	$26,622,683

Deferred income on shipments to distributors, net	$565,668	$529,532	$377,792
Other current liabilities	811,195	657,016	750,321
Debt, current	56,000	50,000	4,321,169
Long-term debt	6,926,441	7,384,856	8,572,364
Deferred income taxes	943,117	981,866	2,431,410
Other non-current liabilities (2)	888,678	902,266	203,032
Shareholders' equity	10,585,355	10,347,779	9,966,595
Total liabilities & equity	$20,776,454	$20,853,315	$26,622,683
(1)	Includes $5,360, $5,270, and $3,007 related to stock-based compensation in 2Q18, 1Q18, and 2Q17, respectively.
(2)	Includes $691 million related to the one-time transition tax related to the Tax Cuts and Jobs Act of 2017 in 2Q18 and 1Q18.

Analog Devices, Second Quarter, Fiscal 2018

Schedule C Cash Flow Statement (Unaudited) (In thousands)

	Three Months Ended
	2Q 18	1Q 18	2Q 17
	May 5, 2018	Feb. 3, 2018	Apr. 29, 2017
Cash flows from operating activities:
Net Income	$379,831	$268,172	$93,564
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	56,589	56,415	48,772
Amortization of intangibles	142,954	142,050	88,770
Stock-based compensation expense	38,914	37,902	22,486
Cost of goods sold for inventory acquired	—	—	121,113
Other non-cash activity	3,342	6,762	11,078
Deferred income taxes	(42,718)	(691,496)	(79,980)
Changes in operating assets and liabilities	139,582	568,883	233,512
Total adjustments	338,663	120,516	445,751
Net cash provided by operating activities	718,494	388,688	539,315
Percent of revenue	47.5%	25.6%	47.0%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	—	(378,540)
Maturities of short-term available-for-sale investments	—	—	1,247,493
Sales of short-term available-for-sale investments	—	—	69,787
Additions to property, plant and equipment	(53,900)	(63,222)	(46,929)
Payments for acquisitions, net of cash acquired	(52,339)	—	(9,686,497)
Change in other assets	249	(1,278)	(6,117)
Net cash used for investing activities	(105,990)	(64,500)	(8,800,803)

Cash flows from financing activities:
Proceeds from debt	743,778	—	9,083,858
Debt repayments	(1,200,000)	(420,000)	—
Dividend payments to shareholders	(178,282)	(166,719)	(139,314)
Repurchase of common stock	(21,978)	(7,930)	(23,874)
Proceeds from employee stock plans	27,745	37,812	52,841
Contingent consideration payment	(542)	—	—
Change in other financing activities	(866)	8,811	(2,237)
Net cash (used for) provided by financing activities	(630,145)	(548,026)	8,971,274
Effect of exchange rate changes on cash	(3,392)	3,550	694

Net (decrease) increase in cash and cash equivalents	(21,033)	(220,288)	710,480
Cash and cash equivalents at beginning of period	827,550	1,047,838	4,987,263
Cash and cash equivalents at end of period	$806,517	$827,550	$5,697,743

Analog Devices, Second Quarter, Fiscal 2018

Schedule D Revenue Trends by End Market (Unaudited) (In thousands)

 The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated.  As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods.  Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 5, 2018				Feb. 3, 2018	Apr. 29, 2017
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$788,281	52%	6%	47%	$740,898	$536,437
Automotive	238,839	16%	(6)%	28%	253,638	185,871
Consumer	198,063	13%	(17)%	(6)%	238,968	211,575
Communications	287,870	19%	1%	34%	285,120	214,099
Total Revenue	$1,513,053	100%	—%	32%	$1,518,624	$1,147,982

Analog Devices, Second Quarter, Fiscal 2018

Schedule E
Reconciliation of Non-GAAP to GAAP Revenue and Earnings Measures (In thousands, except per-share amounts) (Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 18	1Q 18	2Q 17
	May 5, 2018	Feb. 3, 2018	Apr. 29, 2017
GAAP Revenue	$1,513,053	$1,518,624	$1,147,982
Y/Y Revenue growth %	31.8%	54.3%	47.4%
Q/Q Revenue growth %	(0.4)%	(1.5)%	16.6%
Acquisition-Related Deferred Revenues	—	—	60,759
Non-GAAP Revenue	$1,513,053	$1,518,624	$1,208,741
Y/Y Revenue growth %	25.2%	54.3%	55.2%
Q/Q Revenue growth %	(0.4)%	(1.5)%	22.8%

GAAP Gross Margin	$1,033,812	$1,035,190	$640,443
Gross Margin Percentage	68.3%	68.2%	55.8%
Acquisition-Related Deferred Revenues	—	—	46,480
Acquisition-Related Expenses	44,743	43,776	150,532
Acquisition-Related Transaction Costs	—	—	200
Non-GAAP Gross Margin	$1,078,555	$1,078,966	$837,655
Gross Margin Percentage	71.3%	71.0%	69.3%

GAAP Operating Expenses	$569,836	$629,842	$494,608
Percent of Revenue	37.7%	41.5%	43.1%
Acquisition-Related Expenses	(123,196)	(117,978)	(75,361)
Acquisition-Related Transaction Costs	(3,871)	(8,736)	(39,266)
Restructuring-Related Expense	(1,089)	(57,318)	—
Non-GAAP Operating Expenses	$441,680	$445,810	$379,981
Percent of Non-GAAP Revenue	29.2%	29.4%	31.4%

GAAP Operating Income/Margin	$463,976	$405,348	$145,835
Percent of Revenue	30.7%	26.7%	12.7%
Acquisition-Related Deferred Revenues	—	—	46,480
Acquisition-Related Expenses	167,939	161,754	225,392
Acquisition-Related Transaction Costs	3,871	8,736	39,966
Restructuring-Related Expense	1,089	57,318	—
Non-GAAP Operating Income/Margin	$636,875	$633,156	$457,673
Percent of Non-GAAP Revenue	42.1%	41.7%	37.9%

GAAP Provision (Benefit) for Income Taxes	$21,716	$70,682	$(6,850)
Tax rate %	5.4%	20.9%	(7.9)%
Income Tax on Non-Discrete Tax Items Above	5,163	11,981	31,007
Income Tax of Prior Period Tax Liabilities	(624)	—	—
Income Tax of Uncertain Tax Positions	3,750	—	—
Income Tax of State Tax Valuation Release	—	—	16,518
Income Tax One-Time Transitional Tax	—	(687,061)	—
Income Tax on Deferred Tax Recalibration	—	639,698	—
Non-GAAP Provision for Income Taxes	$30,005	$35,300	$40,675
Non-GAAP Tax rate %	5.2%	6.2%	10.2%

GAAP Diluted EPS	$1.01	$0.71	$0.27
Acquisition-Related Deferred Revenue	—	—	0.13
Acquisition-Related Expenses	0.45	0.43	0.65
Acquisition-Related Transaction Costs	0.01	0.02	0.12
Restructuring-Related Expense	—	0.15	—
Income Tax Effect of Above Items	(0.01)	(0.03)	(0.09)
Impact of State Tax Valuation Release	—	—	(0.05)
Impact of Uncertain Tax Positions	(0.01)	—	—
Impact of Toll Tax	—	1.84	—
Impact of Deferred Tax Recalibration	—	(1.71)	—
Non-GAAP Diluted EPS (1)	$1.45	$1.42	$1.03

(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, Second Quarter, Fiscal 2018

Schedule F Reconciliation of Free Cash Flow to Net Cash Flows Provided by Operating Activities (Unaudited) (In thousands)

	Three Months Ended
	2Q 18	1Q 18	2Q 17
	May 5, 2018	Feb. 3, 2018	Apr. 29, 2017
Net cash provided by operating activities	$718,494	$388,688	$539,315
% of Revenue	47.5%	25.6%	47.0%
Capital expenditures	(53,900)	(63,222)	(46,929)
Free cash flow	$664,594	$325,466	$492,386
% of Revenue (1)	43.9%	21.4%	40.7%

(1) 2Q17 Revenue on a non-GAAP basis and includes acquisition-related deferred revenue outlined on Schedule E.

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com